UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2016 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	2472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the decision by athenahealth, Inc. (the “Company”) to bifurcate the Chief Financial and Chief Administrative functions, on May 13, 2016, Kristi A. Matus, Executive Vice President and Chief Financial and Administrative Officer (“CFAO”) of the Company, announced her intention to step down as CFAO, effective May 31, 2016, to pursue new challenges.

On May 18, 2016, the Board of Directors of the Company appointed Karl Stubelis, age 50, to serve as the Company’s Senior Vice President and Chief Financial Officer (“CFO”), effective May 31, 2016. As CFO, Mr. Stubelis will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Stubelis has served as the Company’s Vice President and Corporate Controller since September 2013, as Chief Accounting Officer since July 2014, and also as Treasurer since February 2016. From May 2014 to July 2014, Mr. Stubelis served as the Company’s interim Chief Financial Officer. Prior to joining the Company, Mr. Stubelis served as vice president, corporate controller, and chief accounting officer at Sapient Corporation, a marketing and consulting company, from September 2009 to September 2013, and as its director of financial operations from November 2004 to September 2009. Mr. Stubelis brings more than 25 years of experience in finance and operations across various size companies to the CFO position.

On May 19, 2016, the Company issued a press release regarding the departure of Ms. Matus and appointment of Mr. Stubelis, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Company is holding a conference call tomorrow, Friday, May 20, 2016, beginning at 8:00 a.m. Eastern Time, to provide remarks and address questions related to its announcement.

In connection with his appointment, on May 19, 2016, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Stubelis, effective May 31, 2016. Pursuant to the Employment Agreement, Mr. Stubelis will receive an annual base salary of $345,000. For 2016, he will be eligible to receive a target cash bonus award of 70% of his base salary. In addition, Mr. Stubelis will receive 12,500 restricted stock units in connection with his promotion to Senior Vice President, which will vest in four equal annual installments on each anniversary of the grant date. Mr. Stubelis will also be entitled to annual consideration for long-term incentive compensation in the form of an equity award based on his individual performance. For 2016, his target equity award (expressed as a percentage of base salary) is 275%.

Under the terms of the Employment Agreement, if the Company terminates his employment without “Cause” or if Mr. Stubelis resigns his employment for “Good Reason” (each as defined in the Employment Agreement), then, subject to his execution and the effectiveness of a separation agreement containing a release of claims and other customary terms, (1) Mr. Stubelis will be eligible for a severance payment equivalent to six (6) months of his base salary at the then-current rate and (2) Mr. Stubelis’ restricted stock units granted in connection with his promotion to CFO will continue to vest through the next scheduled vesting date following his termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between athenahealth, Inc. and Karl Stubelis, dated May 19, 2016.
99.1	Press release issued by athenahealth, Inc. on May 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
May 19, 2016	/s/ DAN HALEY
Dan Haley
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between athenahealth, Inc. and Karl Stubelis, dated May 19, 2016.
99.1	Press release issued by athenahealth, Inc. on May 19, 2016.